Exhibit 23.3

                                      CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


The Board of Directors
ULTRADATA Corporation:

           We consent to the inclusion herein of our report dated February 12, 1998, with respect to the balance sheet of ULTRADATA Corporation as of December 31, 1997 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 1997, which report appears in this Form S-1 of CFI ProServices, Inc., d/b/a Concentrex Incorporated. We also consent to the reference to our firm under the heading "Experts."

                                                KPMG LLP





Mountain View, California
November 9, 1999